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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Braun Consulting, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Braun Consulting, Inc.
20 West Kinzie Street, Suite 1600
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 25, 2003

To the Stockholders of Braun Consulting, Inc.:

        Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Braun Consulting, Inc. (the "Company") will be held at the Conference Center, 20 West Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, on Thursday, September 25, 2003, for the following purposes:

  1.
  To elect two directors to the Board of Directors.

  2.
  To approve amendment of the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan, as more fully set forth under "Proposal No. 2."

  3.
  To approve amendment of the Braun Consulting, Inc. 2001 Employee Stock Purchase Plan, as more fully set forth under "Proposal No. 3."

  4.
  To approve the appointment of BDO Seidman LLP as independent public accountants for 2003.

  5.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

        Stockholders of record at the close of business on August 18, 2003, will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

By Order of the Board of Directors
Gregory A. Ostendorf, Secretary
Chicago, Illinois August 26, 2003

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

BRAUN CONSULTING, INC.
20 West Kinzie Street, Suite 1600
Chicago, Illinois 60610

PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES

        This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Braun Consulting, Inc., a Delaware corporation ("Braun Consulting" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, September 25, 2003, at the Conference Center, at 20 West Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about August 26, 2003.

        In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The Company will pay the cost of solicitation of proxies.

        A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

        The Board of Directors has fixed the close of business on August 18, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 17,082,522 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company's office at 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, during normal business hours for a period of ten days before the Annual Meeting.

        The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of August 18, 2003, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership	Percentage of Class
Steven J. Braun (1)	8,680,247	50.8%
Michael J. Evanisko (2)	502,481	2.9%
James M. Kalustian (3)	471,381	2.7%
Paul J. Bascobert (4)	302,853	1.8%
David R. Reinke (5)	75,600	*
Lawrence F. Goldman (6)	840	*
William M. Conroy (7)	16,000	*
William H. Inmon (7)	16,000	*
Eric V. Schultz (7)	52,000	*
All directors and executive officers as a group (12 persons) (8)	10,311,595	59.0%

*
Represents less than one percent of the total.

(1)
Includes an aggregate of 301,160 shares of Common Stock held in trust for Mr. Braun's children.

(2)
Mr. Evanisko held the position of Executive Vice President until resigning from that position effective September 2002. Mr. Evanisko has served as a director since May 1999.

(3)
Includes an aggregate of 130,000 shares of Common Stock held by a family limited partnership of which Mr. Kalustian is the general partner, and 114,031 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of August 18, 2003.

(4)
Includes 45,447 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of August 18, 2003.

(5)
Includes 38,100 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of August 18, 2003.

(6)
Mr. Goldman held the position of Vice President until resigning from that position in April 2003.

(7)
Includes 16,000 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of August 18, 2003.

(8)
Includes 402,969 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of August 18, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2002 all its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        The Board of Directors currently consists of six directors divided into three classes, denominated Class I, Class II and Class III. Members of each class hold office for three-year terms, which are staggered. Messrs. Evanisko, Kalustian and Schultz are Class I directors whose terms expire at the Annual Meeting. Messrs. Kalustian and Schultz are nominees for director. Mr. Conroy is the Class II director whose term expires at the 2004 annual meeting of stockholders. Messrs. Braun and Inmon are Class III directors whose terms expire at the 2005 annual meeting of stockholders. The employment agreement for Mr. Kalustian provides for his nomination as our director. Following the Annual Meeting, the Board of Directors will consist of five directors.

        Two directors, Messrs. Kalustian and Schultz, are unanimously nominated by all of the independent directors and the Board of Directors for election at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the 2006 annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

        The Company recommends voting "For" the nominees.

        The following table sets forth, as of August 18, 2003, the name, age and principal position of each director:

Name	Age	Position
Nominees for Director:
James M. Kalustian	42	Chief Operating Officer, Executive Vice President and Director
Eric V. Schultz	42	Director (1) (2)
Director Whose Term Expires at the 2004 Annual Meeting:
William M. Conroy	44	Director (1)
Directors Whose Terms Expire at the 2005 Annual Meeting:
Steven J. Braun	43	Chief Executive Officer and Chairman of the Board of Directors
William H. Inmon	58	Director (1)(2)

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        Steven J. Braun.    Mr. Braun founded the Company in 1990 and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Mr. Braun also served as President of the Company from its inception until November 2002. Mr. Braun began his entrepreneurial activities in 1985 when he co-founded Shepro Braun Consulting, a professional services practice dedicated to business and information technology solutions. Mr. Braun joined Price Waterhouse LLP in 1982 as a consultant after he earned an A.B. from Harvard College.

        James M. Kalustian.    Mr. Kalustian is an Executive Vice President and a director of the Company, having served in those roles since May 1999. Mr. Kalustian also served as Chief Operating Officer of the Company from January 2002 until November 2002. Mr. Kalustian was a founder and Vice President of Vertex Partners, Inc. from 1994 to 1999. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Kalustian was a Manager at Corporate Decisions, Inc. from 1989 to 1994. Mr. Kalustian served in various marketing positions from 1982 to 1989 for Raytheon Company, W.R. Grace & Co. and Canada Dry. Mr. Kalustian has an A.B. from Harvard College, and an M.B.A. from Northwestern University.

        William M. Conroy.    Mr. Conroy was appointed as an independent director of the Company in August 1999. Mr. Conroy is a partner with Insight Capital Group, a global private equity firm, and served as President and Chief Operating Officer of Click Commerce from September 2001 to April 2002. Prior to joining Insight and Click Commerce, Mr. Conroy served as Executive Vice President and COO of TenFold Corporation. Mr. Conroy was with TenFold Corporation from November 1997 to August 2000. Prior to joining TenFold Corporation, Mr. Conroy served in various capacities at Oracle Corporation from 1986 to 1997. Mr. Conroy was Area Vice President of Oracle Corporation from 1990 to 1995, and was Group Vice President from 1996 to 1997. Mr. Conroy also serves as a director of IKANO Communications.

        William H. Inmon.    Mr. Inmon was appointed as an independent director of the Company in August 1999. Mr. Inmon is currently a partner in BillInmon.com. From 1995 to 2000, Mr. Inmon served as Chief Technology Officer of Ambeo, Inc. From 1990 to 1996, Mr. Inmon served as Executive Vice President and as a director of Prism Solutions, Inc.

        Eric V. Schultz.    Mr. Schultz was appointed as an independent director of the Company in August 1999. Mr. Schultz is currently serving as Chairman and CEO of Quantia Communications, Inc. Prior to founding Quantia Communications, Inc., Mr. Schultz served as Chairman and CEO of Wireless Knowledge, a subsidiary of QUALCOMM Incorporated, having been with Wireless Knowledge from December 1999 to October 2002. Prior to joining Wireless Knowledge, Mr. Schultz served as Director of Wireless Strategy and Sales in the Commerce and Consumer Group of Microsoft Corporation from 1998 to 1999. From 1989 to 1998, Mr. Schultz served as CEO and a director of The MESA Group, Inc.

        Michael J. Evanisko.    Mr. Evanisko has served as a director since May 1999, and as Executive Vice President from May 1999 to September 2002. Mr. Evanisko currently serves as Chairman of Adheris, Inc. Mr. Evanisko was a founder and President of Vertex Partners, Inc. from 1994 to 1999. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Evanisko was a founder and Vice President in Corporate Decisions, Inc., a strategic consulting firm, from 1983 to 1993. Mr. Evanisko was a consultant and manager at Bain & Co. from 1980 to 1983. In addition to his consulting career, Mr. Evanisko served as Chairman of Digitrace Care Services, Inc. from 1990 to 1996. Mr. Evanisko has a B.A. and an M.P.A. from Pennsylvania State University, and an M.A. and an M.Phil. from Yale University. Mr. Evanisko is not standing for re-election as a director.

Meetings and Committees of the Board of Directors

        The Board of Directors has an Audit Committee and a Compensation Committee, the members of which are independent as defined by the NASD listing standards. The Audit Committee, composed of Norman R. Bobins, Eric V. Schultz and William H. Inmon in 2002, met three times in 2002. Mr. Bobins served on the Board of Directors and as a member of the Audit Committee until resigning from those positions in April 2003. The Board of Directors adopted an Audit Committee Charter effective June 2000. The Audit Committee's responsibilities are to: (1) retain the independent auditors; (2) evaluate, together with the Board and management, the performance of the independent auditors; (3) obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1; (4) review the audited financial statements and discuss them with management and the independent auditors; (5) issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; (6) oversee internal audit activities and the relationship with the independent auditors; and (7) discuss with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

        The Compensation Committee, composed of Norman R. Bobins and Eric V. Schultz in 2002, held one meeting during the last fiscal year. Mr. Bobins served on the Board of Directors and as a member of the Compensation Committee until resigning from those positions in April 2003. The Compensation Committee sets the compensation of the Chief Executive Officer and approves the compensation of the Company's executive officers. The Compensation Committee also administers the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan. The Board does not have a standing nominating committee or other committee performing a similar function.

        During 2002, the Board of Directors acted by meeting or unanimous written consent on ten occasions. During 2002, all members of the Board of Directors, except Mr. Evanisko, attended at least 75% of the total of all Board meetings and applicable committee meetings. Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company receive a $1,000 fee for attendance in person at meetings of the Board or committees of the Board and are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at such meetings. Non-employee directors receive stock options as an additional component of compensation pursuant to the 1999 Independent Director Long Term Stock Investment Plan. Directors who are employees of the Company are eligible to participate in the Company's 2002 Employee Long Term Stock Investment Plan, 1998 Employee Long Term Stock Investment Plan, 1998 Executive Long Term Stock Investment Plan and 1995 Director Stock Option Plan.

Executive Officers

        The following table sets forth as of August 18, 2003, the names, ages and positions held with the Company and business experience during the past five years for each of the executive officers of the Company who are not directors:

Name	Age	Position
Craig B. Lashmet	43	President
Paul J. Bascobert	39	Executive Vice President
Thomas A. Schuler	41	Senior Vice President of Corporate Development and Investor Relations
David R. Reinke	37	Vice President
Gregory A. Ostendorf	48	General Counsel and Secretary

        Craig B. Lashmet.    Mr. Lashmet is President, having joined the Company in November 2002. Prior to joining Braun Consulting, Mr. Lashmet was with eLoyalty as Executive Vice President—responsible for North America and South America business units. Prior to joining eLoyalty in 1995, Mr. Lashmet was a partner with Grant Thornton LLP from 1986 to 1995. Prior to joining Grant Thornton LLP, Mr. Lashmet held various technology positions with McDonnell-Douglas Automation. Mr. Lashmet has a B.S. from Eastern Illinois University.

        Paul J. Bascobert.    Mr. Bascobert is Executive Vice President and has been with the Company since May 1999. Mr. Bascobert was a Vice President and founding member of Vertex Partners, Inc. Prior to joining Vertex Partners, Inc. in 1994, Mr. Bascobert was with Corporate Decisions, Inc. from 1992 to 1994. Mr. Bascobert held the position of systems engineer for General Motors and Whirlpool Corporation from 1982 to 1990. Mr. Bascobert has a B.S.E.E. from Kettering University, and an M.B.A. from the University of Pennsylvania.

        Thomas A. Schuler.    Mr. Schuler is Senior Vice President of Corporate Development and Investor Relations, and has been with the Company since November 1998. Prior to joining the Company, Mr. Schuler was Vice President of Development for Professional Dental Associates from 1997 to 1998. Prior to joining Professional Dental Associates, Mr. Schuler was employed by Oxford Resources as Senior Vice President of Funding, from 1995 to 1996. From 1984 to 1995, Mr. Schuler held various investment banking positions for State Street Bank, Blalack-Loop and Lehman Brothers. Mr. Schuler has an A.B. from Harvard College, and an M.B.A. from the University of California at Los Angeles.

        David R. Reinke.    Mr. Reinke is a Vice President, and has been with the Company since 1993. Prior to joining the Company, Mr. Reinke was a senior consultant in the professional services division of Oracle Corporation from 1990 to 1993. Mr. Reinke has a B.S. from Valparaiso University and an M.S. from the University of Illinois.

        Gregory A. Ostendorf.    Mr. Ostendorf has served as General Counsel since August 1996 and Secretary since October 1996. Prior to joining the Company, Mr. Ostendorf was a partner in the law firm of Cage, Hill & Niehaus from 1988 to 1996. Mr. Ostendorf has a B.S. from Western Kentucky University, and a J.D. from Indiana University.

        Except for Messrs. Kalustian and Bascobert, each of whom has an employment agreement, the executive officers of the Company are appointed annually by, and serve at the discretion of, the Board of Directors. Mr. Ostendorf is the brother-in-law of Mr. Braun. There are no other family relationships between any of the Company's directors or executive officers. See "Employment Agreements."

Certain Relationships and Related Transactions

        None.

Audit Committee Report

        The Board of Directors has determined that Messrs. Bobins, Inmon and Schultz are "independent" as defined by the NASD listing standards. The audit committee is governed by a written charter approved by the Board of Directors.

        The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as amended by Statements on Auditing Standards, Nos. 89 and 90, and has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the independent auditors their independence.

        The Committee meets with the independent auditors, without management present when appropriate, to discuss the results of their quarterly reviews and annual examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the Audit Committee's review and discussion as set forth above, it recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE Norman R. Bobins William H. Inmon Eric V. Schultz

Compensation Committee Report

        The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for establishing the level of base salary payable and for approving any individual incentive program to be in effect for the Chief Executive Officer. The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other employees of the Company, including the executive officers, subject to approval of the Committee.

        General Compensation Policy.    The Company's fundamental compensation philosophy is to offer senior management competitive compensation opportunities based upon the Company's performance and the individual's personal performance. All employees, including senior management, are evaluated on a measure of contribution to the Company and achievement of other objectives. The percentage of total cash compensation in cash incentives and bonuses is typically much higher for members of senior management than for other employees. The compensation packages of most members of senior management consist of (a) base salary, (b) cash incentives or bonus, and (c) long-term stock-based incentive awards.

        Base Salary.    The base salaries of senior management, including the executive officers, are set on the basis of salary levels of comparable positions at organizations that compete with the Company for management talent and individual personal performance. Information relative to comparable salary levels is garnered from a number of sources, including market compensation studies from established compensation consultants.

        Cash Incentives.    Each member of senior management, including the executive officers, but excluding the Chief Executive Officer, has an established cash incentive or bonus target. The actual payment of cash incentives or bonuses is determined on the basis of the degree of achievement of certain Company performance and individual personal performance goals set prior to the beginning of each fiscal year. The nature of the cash incentive target, the nature of the goals, and the timing of the payment of awards vary based upon the responsibilities of the particular member of the senior management team.

        Long Term Incentive Compensation.    Option grants are typically made (a) on an annual basis to employees based on their contribution and performance during the fiscal year, and (b) to certain experienced new hires. Generally, the size of the grants are set at levels the Committee deems appropriate to create meaningful opportunity for stock ownership, and are based on the individual's responsibilities and performance, and the total number of option shares.

        Chief Executive Officer Compensation.    The annual base salary for Mr. Braun, the Chief Executive Officer of the Company, was established by the Board of Directors in 1995, and has not been adjusted since that time, other than Mr. Braun's temporary and voluntary 20% salary reduction beginning in October 2001. Mr. Braun did not have a bonus program in fiscal year 2002, and he does not have a bonus program in fiscal year 2003. No option grants were made to Mr. Braun in fiscal 2002 and there are no option grants to Mr. Braun contemplated in fiscal year 2003.

MEMBERS OF THE COMMITTEE Norman R. Bobins Eric V. Schultz

Compensation Committee Interlocks and Insider Participation

        Messrs. Bobins and Schultz served as the members of the Compensation Committee during 2002. Messrs. Inmon and Schultz currently serve as members of the Compensation Committee. None of these directors have at any time been an officer or employee of the Company, nor does any of these directors serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Executive Compensation

        The following table sets forth certain summary information concerning the compensation earned during 2002, 2001 and 2000 by the Company's Chief Executive Officer, the four other most highly compensated officers, and one additional officer who was not serving as an executive officer at the end of the year. We use the term "named executive officers" to refer to these people in this proxy statement. The table excludes certain perquisites and other personal benefits received by a named executive officer that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in the table.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation (1)
	Year	Salary	Bonus
		($)	($)	(#)	($)
Steven J. Braun Chief Executive Officer	2002 2001 2000	266,667 316,666 333,333	— — —	— — —	2,511 2,625 2,625
James M. Kalustian Executive Vice President	2002 2001 2000	285,000 280,000 250,000	— 120,788 100,000	200,000 — —	1,600 2,625 2,760
Michael J. Evanisko (2) Former Executive Vice President	2002 2001 2000	258,134 328,750 300,000	— 149,008 232,000	— — —	2,750 3,191 3,191
Paul J. Bascobert Executive Vice President	2002 2001 2000	285,000 250,000 225,000	— 87,250 62,002	100,000 — —	984 2,367 1,219
Lawrence F. Goldman (3) Former Vice President	2002 2001 2000	220,000 220,000 162,500	— 6,881 27,825	25,000 50,000 10,000	2,227 1,339 1,323
David R. Reinke Vice President	2002 2001 2000	205,000 190,000 162,500	— 6,881 27,825	25,000 — 18,500	2,227 1,339 1,323

(1)
Represents 401(k) matching contributions by the Company.

(2)
Mr. Evanisko held the position of Executive Vice President until resigning from that position in September 2002. As a result, compensation for 2002 is for a partial year.

(3)
Mr. Goldman held the position of Vice President until resigning from that position in April 2003.

Option Grants In 2002

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (2)
	Number of Securities Underlying Options Granted in 2002	Individual Grants
Name		Percent of Total Options Granted to Employees in 2002(%)	Exercise Price (per share)($) (1)	Expiration Date
					5%	10%
Steven J. Braun	—	—	—	—	—	—
Michael J. Evanisko	—	—	—	—	—	—
James M. Kalustian	200,000	11.6	3.39	2/8/2009	276,014	643,230
Paul J. Bascobert	100,000	5.8	3.39	2/8/2009	138,007	321,615
Lawrence F. Goldman	25,000	1.5	3.39	2/8/2009	34,502	80,404
David R. Reinke	25,000	1.5	3.39	2/8/2009	34,502	80,404

(1)
The exercise price equals the fair market value of the Common Stock as of the grant date.

(2)
The potential realizable value is calculated based on the term of the option at the time of grant. Assumed stock price appreciation of 5% and 10% is based on the fair value at the time of the grant.

        The following table sets forth information with respect to exercises of options by the named executive officers during 2002 pursuant to the 2002 Employee Long Term Stock Investment Plan, the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan, and information with respect to unexercised options to purchase Common Stock held by them at December 31, 2002.

Aggregated Option Exercises in 2002 and Year-End 2002 Option Values

			Number of Securities Underlying Unexercised Options Held at December 31, 2002
	Number of Shares Acquired On Exercise				Value of Unexercised In-the-Money Options at December 31, 2002($) (1)
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Braun	—	—	—	—	—	—
Michael J. Evanisko	—	—	—	—	—	—
James M. Kalustian	—	—	73,712	160,319	—	—
Paul J. Bascobert	—	—	25,235	80,213	—	—
Lawrence F. Goldman	—	—	50,128	57,872	90	—
David R. Reinke	—	—	26,900	33,600	—	—

(1)
Calculated based on the fair market value of the Common Stock at December 31, 2002 of $0.91, minus the per share exercise price, multiplied by the number of shares of Common Stock underlying the options.

Performance Graph

        The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Index and the Company's peer group since the date the Common Stock began trading on the Nasdaq National Market (August 10, 1999). The graph assumes that the value of the investment in the Common Stock and each index was $100 as of August 10, 1999, and that all dividends were reinvested on a quarterly basis.

Company/Index	8/10/99	12/31/99	12/31/00	12/31/01	12/31/02
BRNC	100	1,012.39	52.21	50.27	12.89
RUSSELL 2000	100	119.38	114.36	115.53	90.60
PEER GROUP AVERAGE (1)	100	375.48	66.69	43.02	11.91

(1)
The Company's 2002 peer group consists of the following companies: AnswerThink, Inc., DiamondCluster International, Inc., Sapient Corporation, and Tanning Technology Corporation.

Employment Agreements

        The Company has entered into employment agreements with Messrs. Kalustian and Bascobert. Each of the agreements for Messrs. Kalustian and Bascobert had an initial three-year term, expiring on April 30, 2002, with each agreement automatically renewing for an additional year unless terminated not less than 60 days prior to expiration. Currently, the agreements expire on April 30, 2004. The agreement for Mr. Kalustian provides for his nomination as a director.

        The Company can terminate either of the employment agreements (1) for cause, (2) on the executive's death or (3) on the executive's permanent disability. Each of the agreements defines cause as the executive's material gross negligence or willful misconduct, final conviction of a felony, involvement in a conflict of interest on material breach of the material provisions of the agreements. In addition, the agreements with Messrs. Kalustian and Bascobert define cause to include the executive's knowing violations of the Company's policies or standards of conduct. The Company also can terminate the agreements with Messrs. Kalustian and Bascobert without cause on 60 days prior written notice. Each of Messrs. Kalustian and Bascobert can terminate his agreement for good reason or on 60 days prior written notice. Their agreements define good reason as a material breach of the agreements by the Company or a material change in the location of employment, the executive's reporting relationship or the nature or scope of the executive's duties.

        Under the agreements with Messrs. Kalustian and Bascobert, in the case of an involuntary termination, the executive continues to receive his base salary for one to two years depending on the remaining term under his agreement and how long he has worked for the Company. However, if the involuntary termination occurs after a change of control of the Company, the executive shall receive his base salary for the remainder of the term.

        Under the agreement for Messrs. Kalustian and Bascobert, in the event of a termination of employment by the Company or by the executive for good reason, 75% of the unvested portion of the executive's options vest immediately, and any remaining unexercised options terminate on the date of termination of employment. In the event of a termination of employment on any other terms, the unexercised portion of the options terminates on the date of the termination of employment.

        Each of the agreements defines involuntary termination as the termination of employment by the Company, prior to the expiration of the term and on the required prior written notice, for any reason other than for cause, the executive's death or permanent disability. The agreements also state that a change of control occurs when (1) the Company merges with another entity and is not the surviving entity, sells all or substantially all of its assets or is dissolved, (2) a person other than Steven J. Braun or his family becomes the beneficial owner of at least 51% of the voting stock of the Company or (3) the members of the Board of Directors of the Company on the date that the Company becomes a public company, or those new directors approved by the vote of a least 80% of such incumbent directors, cease to constitute at least a majority of the Board.

        The agreements for Messrs. Kalustian and Bascobert contain standard provisions regarding confidentiality, non-solicitation, non-competition and the Company's ownership of works of authorship prepared in the scope of the executive's employment with the Company.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT OF THE BRAUN CONSULTING, INC.
2002 EMPLOYEE LONG TERM STOCK INVESTMENT PLAN

        The Board of Directors believes that the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan as amended, (the "Plan") is an important way to promote the interests of the Company by providing employees with the opportunity to acquire a proprietary interest in the Company. Stockholders approved the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan at the 2002 Annual Meeting. The Plan currently provides that options may be granted under the Plan for up to 700,000 shares of the Company's common stock. The Board of Directors believes that amending the Plan to increase by 600,000 the number of shares that may be issued thereunder is in the best interests of the Company. Upon approval of the amendment being submitted to stockholders pursuant to this Proposal No. 2, options may be granted under the Plan for up to 1,300,000 share of the Company's common stock. As of August 18, 2003, options to purchase 496,800 shares (115,773 of which have been terminated) of the Company's common stock have been granted pursuant to the Plan. The Board of Directors has approved the amendment to the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan and directed that the amendment be submitted to the stockholders for approval.

        General.    The Plan is intended to benefit the Company and its subsidiaries through the maintenance and development of its management by offering certain employees of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company and is intended to advance the best interests of the Company by providing such persons with additional incentive by increasing their proprietary interest in the success of the Company and its subsidiaries.

        Administration.    The Plan shall be administered by the Compensation Committee of the Board of Directors or by another committee designated by the Board of Directors to administer the Plan from time to time (the "Committee"). To the extent required by law or deemed appropriate by the Board of Directors, the Committee will be constituted to comply with the "non-employee director" requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and the "outside director" requirements of Section 162(m) of the Internal Revenue Code. The Committee has the authority to determine the employees to whom options will be granted, the time or times when options will be granted, the number of shares for which options are granted, the time or times when options will become vested, and the performance and other conditions of options. The Committee has full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules deemed desirable and appropriate for administering the Plan and not inconsistent with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

        Eligibility.    All employees of the Company or its subsidiaries, and any person who is a party to a written consulting agreement with the Company or any of its subsidiaries, as determined by the Committee, are eligible to participate in the Plan. Option grants to eligible individuals are made by the Committee in its discretion.

        Options.    The aggregate number of shares of Common Stock that may be issued pursuant to options granted under the Plan is 1,300,000. Shares may be treasury shares or authorized but unissued shares. Any shares allocable to the unexercised portion of an option grant that expires or is terminated or cancelled will again be available for grant in an option under the Plan. Each option granted under the Plan shall be embodied in a written agreement, which shall be subject to the terms and conditions of the Plan. The maximum number of shares for which options can be granted to any individual in any given year is 200,000.

        The Committee may grant from time to time to such eligible individuals an option or options to buy a stated number of shares of Common Stock under the terms and conditions of the Plan and the stock option agreement. Options granted under the Plan may, in the discretion of the Committee, be either incentive stock options as defined in Section 422 of the Code, or non-qualified stock options. No options shall be granted under the Plan subsequent to April 23, 2010. The only options under the Plan which may be granted are those which either (i) are granted after adoption of the Plan and are conditioned upon approval of the Plan by the stockholders of the Company within twelve months of such adoption or (ii) are granted after both adoption of the Plan and approval thereof by the stockholders of the Company within twelve (12) months after the date of such adoption.

        Option Price.    The price at which shares may be purchased pursuant to an option under the Plan shall be not less than the fair market value of the shares on the date the option is granted, and the Committee in its discretion may provide that the price at which shares may be so purchased shall be more than such fair market value. For purposes of the Plan, the "fair market value" of the shares shall be (a) if the shares are not publicly traded, the price as established by the Board of Directors and/or the Committee; and (b) if the shares are publicly traded, the mean of the highest and lowest selling prices of the Common Stock as reported in The Wall Street Journal for the last trading day before the date as of which such fair market value is to be determined. On August 18, 2003, the market value of the Company's Common Stock was $1.55 per share.

        Duration of Options.    No option under that Plan shall be exercisable after the expiration of fifty-four (54) months from the date the option is granted, and an option under the Plan will expire immediately following the last day on which the option is exercisable, pursuant to the Plan or any decision of the Committee as provided in the Plan.

        Amount Exercisable.    The Committee in its discretion may provide that an option shall be exercisable throughout the term of the option or during any lesser period of time commencing on the date of grant of the option and ending upon or before the expiration of the term of the option. Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

        Transferability of Options.    Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may grant options that are transferable without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members.

        Termination of Employment of Optionee.    Except as may be otherwise provided in the Plan, options shall terminate on such date as shall be selected by the Committee in its discretion and specified in the option agreement. If an optionee is an employee of the Company or a subsidiary of the Company at the time an option is granted, and, before the date of expiration of the option, an employment relationship with either the Company or its subsidiary is severed, for any reason (except as otherwise provided in the Plan), the option shall terminate immediately upon severance of the employment relationship. The Committee shall determine whether authorized leave of absence, or absence on military or government service, shall constitute severance of an employment relationship with the Company or a subsidiary and an optionee, at the time thereof. The Committee is permitted, in its discretion, to grant to any employee an option which is an incentive stock option or a non-qualified stock option with a provision that the option shall continue in full force and effect as a non-qualified stock option with no modification of the option price, if the person's status with the Company or its subsidiary changes, but such person continues as a director or consultant of the Company. In the event of an optionee's death or permanent disability, the option shall remain exercisable by the optionee to the extent then exercisable for a period of one (1) year from the date of the optionee's death or disability.

        Change in the Company's Capital Structure.    The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to options theretofore granted under the Plan, the option price of options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

        Termination and Amendment of the Plan.    The Board of Directors and /or the Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend the Plan, or condition or modify awards under the Plan, in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with stock exchange rules or requirements. The Board of Directors and/or the Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Board and/or Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan, other than increases pursuant provision of the Plan, (ii) extend the term of the Plan, or (iii) reduce the exercise price of any outstanding option or cancel any option in exchange for issuance of a replacement option having a lower exercise price.

        Plan Benefits.    As of August 18, 2003, options to purchase 496,800 shares (115,773 of which have been terminated) of the Company's common stock have been granted pursuant to the Plan.

        Federal Income Tax Consequences.    The tax consequences arising in connection with options are complex and subject to change. The following summary is only a general guide to the current federal income tax consequences of options granted under the Plan and does not describe all such possible tax consequences. In addition, an optionee's particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if shares of the Company are used to exercise an option, if shares acquired by exercise of an option are sold to certain related parties, or if the optionee acquires substantially identical shares within the 30-day period before or after a sale of shares acquired upon exercise of an option. Optionees should consult their own tax advisors prior to the exercise of any option and prior to the disposition of any shares acquired under the Plan.

        Tax Consequences to Optionee of Incentive Stock Options ("ISOs").    An optionee does not realize taxable income when an ISO is granted, and does not realize taxable income for regular tax purposes when the ISO is exercised. However, the amount of ordinary income the optionee would have recognized had the ISO been a non-qualified stock option ("NSO") is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to the alternative minimum tax in the taxable year of the "determination date." In general, an optionee who disposes of shares acquired upon exercise of an ISO more than two years after the option was granted and after holding the shares for more than one year recognizes taxable long-term capital gain (or loss) equal to the difference between the sale price and the exercise price of the shares. Federal income tax law currently provides generally for a maximum 20% rate for capital gains where the holding period is more than one year. If the optionee disposes of the shares in a disqualifying disposition (that is, either or both of these holding periods are not satisfied), then the optionee will have ordinary income at the time of disposition equal to the lesser of (a) the amount of ordinary income the optionee would have recognized on the "determination date" had the option been an NSO (see the discussion below) or (b) the gain realized on the disposition. Any additional gain or any loss is a capital gain or loss.

        Alternative Minimum Tax.    Alternative minimum taxable income is subject to a tax which must be paid to the extent such tax exceeds the regular tax for the year. An optionee may be entitled to an alternative minimum tax credit which may, subject to certain limitations, be applied against the optionee's regular tax in subsequent years. For regular tax purposes, the basis of the shares will generally be the aggregate price paid for the shares. For alternative minimum tax purposes, however, the basis of such shares will generally be the fair market value of the shares on the date the alternative minimum taxable income is determined.

        Tax Consequences to Optionee of NSOs.    An optionee does not realize taxable income when an NSO is granted. Upon the exercise of an NSO, the optionee recognizes ordinary income on the "determination date" (defined below) equal to the excess of the fair market value on the determination date of the shares acquired over the price paid to acquire such shares. Such income generally is subject to withholding of taxes. In general, upon the disposition of the shares, any gain or loss, based on the difference between the amount realized and the fair market value of the shares on the determination date, will be taxed as a long-term capital gain or loss if the optionee held the shares for more than one year or a short-term capital gain or loss if the optionee held the shares for one year or less.

        Determination Date.    Generally, the "determination date" is the date on which the shares are acquired. If the option agreement permits the purchase of unvested shares, the determination date for unvested shares is the date on which the shares vest. However, if the determination date is after the date on which the shares are acquired, the optionee may elect, under Section 83(b) of the Internal Revenue Code (the "Code"), to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the shares are acquired.

        Tax Consequences to the Company.    The Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of a disqualifying disposition of an ISO or the exercise of an NSO, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

        Other Taxes.    The above discussion is only a summary of certain aspects of the highly complex federal income tax rules applicable to options and does not deal with other taxes which may affect an optionee, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. Each optionee should obtain and must rely on the advice of his or her own tax advisor with respect to such matters.

        Stockholder Approval Requirement.    The approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. Uninstructed shares of Common Stock may not be voted on Proposal No. 2. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

  The Company recommends voting "For" Proposal No. 2.

Equity Compensation Plan Disclosures

        The following table provides information about our Common Stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of August 18, 2003, including the Braun Consulting, Inc. 1995 Stock Option Plan for Directors, the Braun Consulting, Inc. 1998 Employee Long Term Stock Investment Plan, the Braun Consulting, Inc. 1998 Executive Long Term Investment Plan, the Braun Consulting, Inc. 1999 Independent Director Stock Option Plan, the Non Qualified Stock Option Plan of ETCI, and the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a))		(d) Total of securities reflected in columns (a) and (c)
Equity compensation plans approved by stockholders	2,728,438	(1)(2)	$3.16	904,237	(3)	3,632,675
Equity compensation plans not approved by stockholders	—		—	—		—

Total	2,728,438			904,237		3,632,675

(1)
Comprised of shares of Common Stock for outstanding options issued in the Braun Consulting, Inc. 1998 Executive Long Term Investment Plan—332,896 shares; the Braun Consulting, Inc. 1999 Independent Director Stock Option Plan—63,000 shares; the Non Qualified Stock Option Plan of ETCI—652 shares; the Braun Consulting, Inc. 1998 Employee Long Term Stock Investment Plan—1,950,863 shares; and the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan—381,027 shares.

(2)
The weighted average life of the securities is 5.95 years.

(3)
Comprised of shares of Common Stock available for option grants in the Braun Consulting, Inc. 1995 Stock Option Plan for Directors—131,574 shares; the Braun Consulting 1998 Employee Long Term Investment Plan—371,683 shares; the Braun Consulting 1998 Executive Long Term Investment Plan—45,007 shares; the Braun Consulting 1999 Independent Director Stock Option Plan—37,000 shares; and the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan—318,973 shares. The Braun Consulting, Inc. 1995 Stock Option Plan for Directors, the Braun Consulting, Inc. 1998 Employee Long Term Stock Investment Plan, the Braun Consulting, Inc. 1998 Executive Long Term Investment Plan, and the Non Qualified Stock Option Plan of ETCI will terminate upon stockholder approval of the amendment to the Braun Consulting, Inc. 2002 Employee Long Term Stock Investment Plan, provided that no employee's existing rights under any option grants may be adversely affected thereby.

PROPOSAL NO. 3—APPROVAL OF AMENDMENT OF THE BRAUN CONSULTING, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors believes that the Braun Consulting, Inc. 2001 Employee Stock Purchase Plan as amended, (the "ESPP") is an important way to promote the interests of Braun Consulting by providing employees with the opportunity to acquire a proprietary interest in the Company. Stockholders approved the ESPP at the 2001 Annual Meeting. The ESPP was amended on January 10, 2002 to provide for two six-month offering periods beginning March 1 and September 1, of 2002. The Board of Directors believes that amendment of the ESPP to provide for its continuation over an additional period of twenty-six months is in the best interests of the Company. Upon approval of the amendment being submitted to stockholders pursuant to this Proposal No. 3, offering periods under the ESPP will begin on April 1 and October 1 of 2003 and 2004. The Board of Directors has approved the amendment to the ESPP and directed that the amendment be submitted to the stockholders for approval.

        General.    The ESPP is intended to promote the interests of the Company and its designated subsidiaries by providing employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the ESPP, participating employees may purchase up to an aggregate of 800,000 shares of the Company's Common Stock. The ESPP becomes effective upon stockholder approval and, unless terminated earlier by the Board of Directors, will terminate upon the earlier of (i) fifty months after the effective date or (ii) the date on which all shares available for issuance under the ESPP have been sold pursuant to purchase options exercised under the ESPP.

        Shares of Common Stock will be offered for purchase under the ESPP through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the ESPP have been purchased or (ii) the ESPP has been sooner terminated. Each offering period will have a duration of six (6) months. Offering periods will begin April 1 and October 1 of 2003 and 2004. The Board of Directors has the power to change the duration and/or frequency of the periods with respect to future offerings without stockholder approval if the change is announced at least five (5) days before the scheduled beginning of the first offering period to be affected. The ESPP is not subject to the Employee Retirement Income Security Act of 1974. The ESPP is not qualified under Section 401(a) of the Code.

        Administration.    The Board of Directors or a committee appointed by the Board to administer the ESPP (the "ESPP Administrator") has full authority to interpret and construe any provision of the ESPP, to adopt, amend and rescind any rules deemed desirable and appropriate for administering the ESPP and not inconsistent with the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP.

        Eligibility.    Any person, including an officer, who is an employee of the Company on the first business day (the "Offering Date") of a given offering period is eligible to participate in that offering period under the ESPP as long as that person has submitted the required enrollment forms, subject to the limitations imposed by the ESPP and Section 423(b) of the Code. Any person who becomes an employee after an Offering Date is not eligible to participate in that offering period; however, that employee is eligible to participate in the next offering period.

        Additional Limitations.    No employee will be granted an option under the ESPP if (1) immediately after the grant, that employee (or any other person whose stock would be attributed to that employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or

(2) that option would permit that employee's rights to purchase stock under all employee plans (as described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which that option is outstanding at any time.

        The fair market value of the Company's Common Stock on a given date will be determined based on the closing sales price of the Common Stock for that date (or if the Common Stock is not traded on that date, on the immediately preceding trading date), as reported by the Nasdaq National Market, as reported in The Wall Street Journal. If the price is not reported by Nasdaq or the Common Stock is listed on a stock exchange, the fair market value per share will be the closing sales price on that exchange on that date (or, if the Common Stock is not traded on that date, on the immediately preceding trading date), as reported in The Wall Street Journal.

        Participation.    An eligible employee may become a participant in the ESPP by completing a subscription agreement and any other required documents provided by the Company. The enrollment documents will set forth the percentage of the participant's compensation to be paid as contributions pursuant to the ESPP.

        Payroll deductions begin on the first full payroll following the Offering Date and end on the last payroll paid on or before the last day of the offering period to which the enrollment documents are applicable (the "Purchase Date"), unless sooner terminated by the participant as provided in the ESPP.

        Contributions.    The aggregate contribution by a participant during any offering period may not exceed six thousand dollars ($6,000). No interest will accrue on the contributions of a participant in the ESPP.

        Subject to this aggregate period contribution limit, a participant will elect to have payroll deductions made on each payday during the offering period in an amount not less than one percent (1%) and not more than twenty percent (20%) (or such greater percentage as the Board may establish from time to time before an Offering Date) of such participant's compensation on each payday during the offering period. All payroll deductions made by a participant are credited to his or her account under the ESPP. A participant may not make any additional payments into the account.

        A participant may discontinue his or her participation in the ESPP as provided in the ESPP. On one occasion only during an offering period a participant may increase or decrease the rate of his or her contributions with respect to the offering period.

        Option Grants.    On the Offering Date of each offering period, each eligible employee participating in that offering period will be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing that employee's contributions accumulated before the Purchase Date and retained in the participant's account as of the Purchase Date by the applicable purchase price. However, the maximum number of shares an employee may purchase during each offering period is one thousand (1,000) shares (subject to any adjustment pursuant to the ESPP), and is subject to the limitations set forth in the ESPP.

        The purchase price with respect to an offering period is an amount equal to 85% of the fair market value of a share of Common Stock on the Offering Date or the Purchase Date, whichever is lower. However, if (1) the Company's stockholders approve an increase in the number of shares available under the ESPP, (2) all or a portion of those additional shares are to be issued with respect to the current offering period at the time of the increase and (3) the fair market value of a share on the date of increase is higher than the fair market value on the Offering Date, then the purchase price with respect to the additional shares authorized by the increase will be 85% of the fair market value on the date of the increase or the fair market value on the Purchase Date, whichever is lower.

        Exercise of Option.    Unless a participant withdraws from the ESPP, his or her option to purchase shares under the ESPP will be exercised automatically on each Purchase Date of an offering period, and the maximum number of shares subject to the option will be purchased at the applicable purchase price with the accumulated contributions in his or her account. Fractional shares will be issued, as necessary. The shares purchased upon exercise of an option under the ESPP will be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase shares is exercisable only by him or her.

        Delivery.    As promptly as practicable after a Purchase Date, the number of Shares purchased by each participant upon exercise of his or her option will be deposited into an account established in the participant's name with the broker designated by the Company. Any payroll deductions accumulated in a participant's account that are not applied toward the purchase of shares on a Purchase Date due to limitations imposed by the ESPP will be returned to the participant.

        Voluntary Withdrawal; Termination of Employment.    A participant may withdraw all but not less than all the contributions credited to his or her account under the ESPP at any time before a Purchase Date. All of the participant's contributions credited to his or her account will be paid to him or her promptly after receipt of notice of withdrawal and his or her option for the current period will be automatically terminated, and no further contributions for the purchase of shares will be made during the offering period.

        Upon termination of the participant's continuous status as an employee before the Purchase Date of an offering period for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons designated as beneficiaries under the ESPP, and his or her option will be automatically terminated.

        Stock.    Subject to adjustment as provided in the ESPP, the maximum number of shares available for sale under the ESPP will be eight hundred thousand (800,000) shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (1) the number of shares of Common Stock that were available for sale under the ESPP on the Offering Date of the applicable offering period, or (2) the number of shares available for sale under the ESPP on such Purchase Date, the Board may in its sole discretion provide (x) that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue the ESPP as then in effect, or (y) that the Company will make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate the ESPP.

        Transferability.    Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will, the laws or descent and distribution, or to a designated beneficiary. Any attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with the ESPP.

        Adjustments Upon Changes in Capitalization.    Subject to any required stockholder action, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any change in the number of shares effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares effected without receipt of consideration by the Company, the Company will proportionately adjust (1) the number of shares covered by each option under the ESPP that has not yet been exercised, (2) the number of shares that have been authorized under the ESPP but have not yet been placed under option, (3) the maximum number of shares under the ESPP and (4) the price per share covered by each option under the ESPP that has not yet been exercised. These adjustments will be made by the Board, whose determination will be final, binding and conclusive.

        Corporate Transactions.    In the event of a dissolution or liquidation of the Company, any offering period then in progress will terminate immediately before the completion of that action, unless otherwise provided by the Board. In the event of a sale of all or substantially all of the Company's assets or a merger, consolidation or other capital reorganization of the Company with or into another corporation, each option outstanding under the ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each offering period then in progress will be shortened and a new Purchase Date will be set (the "New Purchase Date"), as of which date any offering period then in progress will terminate. The New Purchase Date will be on or before the date of completion of the transaction and the Board will notify each participant in writing, at least ten (10) days before the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the offering period as provided in the ESPP.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares that have been authorized under the ESPP but have not yet been placed under option, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event the Company's being consolidated with or merged into any other corporation.

        Amendment or Termination.    The Board may at any time and for any reason terminate or amend the ESPP. Except as provided in "Adjustments upon Changes in Capitalization" and "Corporate Transactions" above, no such termination of the ESPP may affect the options previously granted. However, the ESPP or an offering period may be terminated by the Board on a Purchase Date or by the Board's setting a New Purchase Date with respect to an offering period then in progress if the Board determines that the termination of the ESPP and/or the offering period is in the best interests of the Company and the stockholders or if continuation of the ESPP and/or the offering period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the ESPP in the generally accepted accounting rules applicable to the ESPP. Except as provided in "Adjustments upon Change in Capitalization" and "Corporate Transactions" above and in this paragraph, no amendment to the ESPP will make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company will obtain stockholder approval in such manner and to such a degree.

        Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) will be entitled to (1) change the offering period, (2) change the aggregate period contribution limit described in "Contributions" above, (3) limit the frequency and/or number of changes in the amount withheld during an offering period, (4) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (5) permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, (6) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and (7) establish other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the ESPP.

        Restrictions of Rule 16b-3.    The terms and conditions of options granted under the ESPP to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 will comply with the applicable provisions of Rule 16b-3. This ESPP will be deemed to contain, and the options will contain, and the shares issued upon exercise thereof will be subject to, additional conditions and restrictions as may by required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to the ESPP transactions.

        Tax Treatment.    Consistent with Section 423 of the Code, contributions to the ESPP will be included in the participant's taxable income and will not be tax deductible. A participant's purchase of shares of Common Stock under the ESPP will not result in the recognition of income for tax purposes, nor will it result in an income tax deduction for the Company. When a participant sells shares of Common Stock acquired under the ESPP at least two years after the date on which such shares were acquired, the participant will recognize ordinary income equal to the lesser of (1) fifteen percent of the fair market value of the shares on the first date of the respective purchase period, or (2) the amount by which the fair market value of the shares at the time of sale exceeded the price paid by the participant. If the amount received upon such a disposition exceeds the fair market value of the shares on the first date of the respective purchase period, then the excess will be characterized as a long-term capital gain. If the participant has incurred a loss in connection with such a disposition, then the participant will realize no ordinary income, and the loss will be characterized as a long-term capital loss. If a participant sells shares before the expiration of the two-year holding period, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date such shares were acquired and the price paid by the Participant. The participant will have a capital gain or loss to the extent of the difference, if any, between the amount received upon sale and fair market value of the shares on the date such shares were acquired. Such capital gain or loss will be characterized as long-term or short-term depending on whether or not the shares were held for more than one year from the applicable date such shares were acquired. The Company is not entitled to a deduction for amounts taxed as ordinary income in cases where the participant realizes ordinary income by reason of a sale of the shares before the expiration of the two-year holding period described above.

        Stockholder Rights.    A participant will have no stockholder rights with respect to the shares subject to his or her outstanding option until the shares are purchased on the participant's behalf in accordance with the provisions of the ESPP and the participant has become a holder of record of the purchased shares.

        Stockholder Approval Requirement.    The approval of the amendment to the ESPP requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. Uninstructed shares of Common Stock may not be voted on Proposal No. 3. Therefore, broker non-votes do not affect the outcome. Abstentions have the effect of negative votes.

  The Company recommends voting "For" Proposal No. 3.

PROPOSAL NO. 4—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        On July 15, 2003, the Audit Committee of the Board of Directors of Braun Consulting, Inc. approved (1) the dismissal of Deloitte & Touche LLP as the Company's independent accountants and (2) to replace Deloitte & Touche LLP with BDO Seidman LLP as the Company's independent accountants for the fiscal year ending December 31, 2003. The reports of Deloitte & Touche LLP on the Company's financial statements for either of the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Deloitte & Touche LLP served as independent public accountants for the Company from May 1998 to July 2003.

        In connection with its audits for the two most recent fiscal years and through July 15, 2003, there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with it reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through July 15, 2003, there were no reportable events (as defined in Item 304 (a) (1) (v) of Regulation S-K).

        During the two most recent fiscal years and through July 15, 2003, the Company did not consult with BDO Seidman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

        Members of BDO Seidman LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

        The Audit Committee of the Board of Directors recommends that stockholders approve the appointment of BDO Seidman LLP as the Company's independent public accountants. The approval of the appointment of independent public accountants requires the affirmative vote of a majority of the outstanding shares present in person or by proxy and entitled to vote on the matter. Uninstructed shares of Common Stock may be voted on Proposal No. 4. For purposes of Proposal No. 4, abstentions will have the effect of votes against the proposal and broker non-votes will have no impact on the vote.

  The Company recommends voting "For" Proposal No. 4.

Relationship with Independent Auditors

        Deloitte & Touche LLP has served as the Company's independent auditors since 1998 and was our independent auditor for 2002. As stated in Proposal No. 4, the Audit Committee of the Board of Directors recommends the appointment of BDO Seidman LLP to serve as the Company's independent auditors for 2003.

Fees Billed by Independent Auditors

        Total fees billed to the Company by Deloitte & Touche LLP for fiscal years ended December 31, 2002 and 2001 aggregated $253,000 and $193,000, respectively, and were comprised of the following:

        Audit Fees.    The aggregate fees billed for professional services rendered in connection with the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $236,000 for the fiscal year ended December 31, 2002, and $168,000 for the fiscal year ended December 31, 2001.

        Audit-Related Fees.    The aggregate fees billed for Audit-Related services were $11,000 for the fiscal year ended December 31, 2002 and $9,000 for the fiscal year ended December 31, 2001. These fees related to the audit of the Company's retirement savings plan.

        Tax Fees.    The aggregate fees billed for professional services rendered in connection with tax consulting services were $6,000 for the fiscal year ended December 31, 2002 and $16,000 for the fiscal year ended December 31, 2001.

        All Other Fees.    Deloitte & Touche LLP rendered no additional professional services to the Company, other than the services described above, for the fiscal years ended December 31, 2002 and 2001.

PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

        The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

        The Company anticipates holding its 2004 annual meeting of shareholders on or about June 5, 2004. Accordingly, any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2004 must be received by the Company, addressed to the Secretary of the Company, 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, no later than February 4, 2004, to be included in the proxy statement relating to that meeting.

        Any holder of Common Stock of the Company desiring to bring business before the 2004 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, within the period set forth in the provisions of the Company's Bylaws summarized below. The written notice must comply with the provisions of the Company's Bylaws summarized below.

        The Company's Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 90 days and not less than 60 days before the first anniversary of the previous year's annual meeting; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, or if the election of directors is to occur at a special meeting of stockholders, notice by the stockholder to be timely must be so delivered, or mailed and received, no later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                      By Order of the Board of Directors

                      Gregory A. Ostendorf, Secretary

August 26, 2003

        THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

PROXY

COMMON STOCK

BRAUN CONSULTING, INC.
20 W. Kinzie Street, Suite 1600
Chicago, Illinois 60610

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned stockholder of Braun Consulting, Inc. (the "Company") hereby appoints Steven J. Braun, Thomas A. Schuler and Gregory A. Ostendorf, or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, in respect of the undersigned's shares of Common Stock of the Company at the Annual Meeting of Stockholders to be held at 20 W. Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, on Thursday, September 25, 2003, and at any or all adjournments thereof, the number of shares the undersigned would be entitled to vote if personally present.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

BRAUN CONSULTING, INC.

PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF THE FOLLOWING PROPOSALS:

1.
ELECTION OF DIRECTORS Nominees: James M. Kalustian and Eric V. Schultz

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.)

FOR all nominees (except as marked to the contrary above) [ ]	WITHHOLD authority to vote for all nominees [ ]
2.
PROPOSAL TO APPROVE AMENDMENT OF THE BRAUN CONSULTING, INC. 2002 EMPLOYEE LONG TERM STOCK INVESTMENT PLAN:
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
3.
PROPOSAL TO APPROVE AMENDMENT OF THE BRAUN CONSULTING, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN:
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
4.
PROPOSAL TO APPROVE THE APPOINTMENT OF BDO SEIDMAN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

This Proxy, when properly executed, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the director nominees set forth above and for each of the proposals set forth above. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. All prior proxies are hereby revoked.

Dated: __________________________________________________, 2003

Signature ________________________________________________

Signature if held jointly ______________________________________

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE
YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants In 2002
Aggregated Option Exercises in 2002 and Year-End 2002 Option Values
PROPOSAL NO. 2—APPROVAL OF AMENDMENT OF THE BRAUN CONSULTING, INC. 2002 EMPLOYEE LONG TERM STOCK INVESTMENT PLAN
PROPOSAL NO. 3—APPROVAL OF AMENDMENT OF THE BRAUN CONSULTING, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING